Exhibit 99.1

2014 at a Glance - $9M in Working Capital; Launched New

Products; Created a Presence in Canada, Mexico, Taiwan,

and China

To Our Valued Shareholders,

Dear Shareholders

I  write  with  great  confidence  at  this  time  of  the  year  as  I  look  back  at  the  goals,  challenges  and accomplishments  we  have  tackled  over  the  last  twelve  months,  due  to  the  support  of  each  and  every one of our shareholders, employees and management.  Thank you.

MesoCoat  Inc.,  our  principal  subsidiary,  went  through  many  ups  and  downs,  typical  of  a  development stage  company  as  it  strove  to  take  products  to  market  in  2014.  We  have  proven  that  our  disruptive technologies,  products  and  future  products  are  better  or  will  be  better  solutions  for  their  intended  use.

The  reality  of  that  statement  to  us  is  one  of  discernible  value.  One  most  important  indicator  of  that value  is  that  many  multinational  corporations  and  government  organizations  have  been  giving  us  a helping  hand  to  complete  our  journey.  Abakan’s  share  price  did  not  perform  as  we  all  would  have  liked

in  2014,  but  I  foresee  a  less  volatile    and  better  valuation  in  2015  based  on  the  important  alliances,

organizational  changes  and  goals  achieved  during  this  past  year  and  on  what  we  expect  to  accomplish this coming year in technology advances, sales and other corporate developments.

Abakan  prides itself  on  having  worked  24-7  to  reach  our  common  goals.  For many  of  our  team  “24-7”  is not  a  figure  of  speech  but  an  actual  commitment  that  I  witness  week  in  and  week  out.  I  know  that  this commitment  will  continue  until  we  can  capitalize  on  the  value  created  by  our  work  as  we  maximize  the parameters  of  our  technology  development  and  focus  on  marketing.  Abakan  is  very  fortunate  in  that ours  is  a  market  driven  by  market-pull  (demand)  rather  than  a  market-push  (marketing).  The  effect being  that  we  believe  that  Abakan  is  at  the  onset  of  creating  a  global  presence  with  superior  products that lend proven solutions to given problems in the marketplace.

2014  was  an  exciting  year  for  us.  We  secured  commitments  for  $9M  in  equity,  non-dilutive  and  debt financing,  increased  our  direct  ownership  in  MesoCoat  to  87.5%,  and  doubled  our  PComP  powder

production  capability.    We  were  awarded  several  large  test  and  commercial  orders  for  our  PComP

coatings  from  certain  of  the  world’s largest steel  and  mining  companies.   Our  CermaClad  related  efforts

have  included successfully  cladding  ever longer  sections  of  pipe  with  every  run  as  we  approach  our  goal of  cladding  full-length  (40  feet)  pipes.  When  we  meet  this  primary  objective  MesoCoat  will  be  in  a position  to  commence  commercial  sales.  We  have  also  secured  several  fully-funded  developmental projects  to  develop  new  products  that  will  sustain  a  healthy  product  pipeline.  Working  in  collaboration with  our  global  sales  partners  we  are  in  the  process  of  creating  product  marketing  channels  in  Canada,

Mexico  and  Asia.   Furthermore,  during  2014,  our  products  won  a  couple  of  highly  prestigious  industry awards, and added several new experts to our technical and commercial team.

While  2014  was  a  very  busy  year  for  us,  we  expect  2015  to  be  even  more  exciting.  We  expect  to commission  a  160  ton  PComP  powder  production  facility  that  will  also  include  three  thermal  spray coating  cells  by  September  of  2015.  When  fully  operational,  the  new  PComP  production  and  coating facility  could  produce  enough  powders  and  coating  services  to  generate  approximately  $32M  in  annual revenues.  Additionally,  we  expect  to  develop  full-length  (40  feet)  clad  pipes  before  the  end  of  the calendar  year  2015.  Once  accomplished,  we  expect  to  set-up  our  first  4-line  clad  pipe  manufacturing

facility   and   begin   full   scale   clad   pipe   production.   One   such   manufacturing   facility   could   generate

approximately  $220M  in  annual  revenues.  We  also  expect  to  expand  our  footprint  in  Mexico,  Canada,

and Asia in 2015 with an eye on also creating a presence in the Middle East.

The  constant  recognition  we  receive  from  leading  research  institutes,  trade  bodies,  media  houses  and development  partners  and  customers  is  a  source  of  ongoing  validation  for  our  team.  Our  solutions embody  a  suite  of  disruptive  innovations  in  materials,  process  and  products.  We  are  not  trying  to

improve   things   by   only   10%;   that   is   not   and   will   never   be   our   goal.   Rather,   we   are   developing

groundbreaking  solutions  that  are  up  to  one  or  more  orders  of  magnitude  (ten  times)  better  than  what currently  exists  in  the  market.  We  know  that  this  is  not  an  easy  task.  Our  path  is  laborious  and

challenging  along  a  timeline  that  has  frankly  taken  us  a  lot  longer  than  we  anticipated.   However,  we

believe that the finish line is in sight and that reaching the end goal will be well worth the effort.

Despite  the  delays,  we  have  made  great  strides  towards  reaching  our  PComP  and  CermaClad  goals  in

2014.  We  are  well  positioned  to  achieve  our  PComP  production  expansion  and  are  within  reach  of beginning  the  full  scale  production  of  full  sized  40’  clad  pipe  in  2015.  On  a  final  note,  I  would  like  to iterate  that  there  are  very  few  companies  in  the  world  of  material  science  like  Abakan,  with  such  a diverse  portfolio  of  products  that  can  offer  an  order  of  magnitude  higher  value  proposition  when compared to competing products.

I look forward to providing additional updates on our progress as we move forward.

Sincerely,

Robert Miller,

CEO, Abakan Inc.

2014 At a Glance

Funding - $9M

Abakan  and  MesoCoat  secured  $3,700,000  in  equity  financing,  $3,750,000  in  development  financing,

and  a  commitment  for  a  $1,500,000  loan  in  calendar  year  2014.  This  funding  has  been  used,  in  part,  to scale-up  production  in  an  effort  to  generate  significant  revenues,  launch  a  wear-resistant  clad  pipe

demonstration   plant   in   Alberta,   Canada,   develop   new   products   and   applications   for   our   core

technologies and complete development and qualification of our most-promising high-value products.

Mentioned below are a few highlights of our fund raising efforts in 2014:

Abakan   Secured   $3M   Strategic   Investment   from   the   Largest   Global   Wear-Resistant   Clad   Plate

Manufacturer

Nov 14, 2014

MesoCoat  Received  $500,000  from  Department  of  Energy  and  $150,000  from  the  National  Institute  of

Health to Develop New Applications using its CermaClad™ technology

Oct 6, 2014

MesoCoat received $250,000 from NASA to Develop Coatings for Extreme Environments

May 28, 2014

MesoCoat  Received  $100,000  Funding  from  the  EPA  to  Develop  CermaClad™  as  an  Alternative  to  Toxic

Galvanizing

Apr 23, 2014

MesoCoat   and   its   Technology   Development   Partner   received   $2.75M   from   Canadian   Agencies   to

Establish Wear-Resistant Clad Pipe Development Facility

Mar 11, 2014

MesoCoat awarded $1.5M Loan to Scale-Up PComP™ Production and Expand PComP™ Coating Services

Feb 18, 2014

Corporate

In  2014,  Abakan  reached  closer  to  its  goal  of  acquiring  a  100%  equity  interest  in  MesoCoat  and  current owns 89.9% in direct  and indirect  interest in MesoCoat.  Abakan is  currently working with Powdermet to

acquire  100%  of  MesoCoat.   Abakan  also  secured  strategic  partners  in  Mexico  and  Taiwan;  and  is working on securing similar high-value partnerships in Canada, and the Middle East.

Mentioned below are a few highlights of our corporate development efforts in 2014:

Abakan Files FY 2014 Annual Report

Sep 30, 2014

Abakan Increases Direct Ownership in MesoCoat to 87.5% through Conversion of Investment and Partial

Exchange of Powdermet Interest

Jun 2, 2014

Abakan Appointed Upstream Oil and Gas Veteran, Dr. Ryan Owen, to Board of Directors

May 15, 2014

Commercialization

“We  are  cladding  longer  sections  of  pipe  with  every  run,  and  the  results  have  been  very  promising.  We expect  to  deliver  large  sections  of  corrosion-resistant  clad  pipes  for  testing  to  oil  and  gas  majors  early next  year”  said,  Dr.  Evelina  Vogli,  Head  of  Research  and  Development  at  MesoCoat  Inc.  MesoCoat

receives  approximately  2  inquiries  about  clad  pipes  every  week;  and  some  of  these  are  for  very  large

projects  which  require  200+  kilometer  of  clad  pipe.    These  expressions  of  interest  could  translate  to

approximately  $1  billion  worth  of  clad  pipes.  “From  what  we  understand,  it  is  just  a  matter  of  time.  We are fairly confident about developing full-length clad pipes and we know that ‘if we  build it, they (oil  and gas  companies)  will  come’.  There  is  significant  shortage  of  clad  pipes  which  is  evident  from  the  delays associated  due  to  either  the  clad  pipes  not  being  supplied  on  time  or  the  clad  pipes  that  were  delivered not meeting the quality requirement”, said, Robert Miller, CEO, Abakan Inc.

“We  are  working  towards  a  $1.5M  loan  commitment  from  the  State  of  Ohio  for  scaling-up  our  PComP powder  production.  In  the  last  5  months  we  have  doubled  our  powder  production  and  cut  wastage  by over  50% thanks  to a massive  team  effort.  We  are  also far advanced with obtaining planning permission for  a  new  lab  and  production  building  of  12,000  Ft  square  to  increase  powder  production  to  160 tons/year.  A  new  facility  would  give  us  the  option  for  further  scale-up,  and  also  to  set-up  thermal  spray coating services in the new facility. We recently purchased new, high-end, analytical equipment, and are about  to  install  two  large  furnaces.  The  new  furnaces  would  allow  us  to  produce  larger  batches  of

PComP  and  bring  down our  production  costs.  We  have  no  doubts  that we  have  an  outstanding  product.

Once  the  economies  of  scale  associated  with  large-scale  production  come  into  play,  we  are  confident that  we  will  have  a  higher  value  proposition,  which  would  drive  adoption  and  growth  of  our  PComP thermal spray coating powders,” said Stephen Goss, CEO, MesoCoat Inc.

Mentioned below are a few highlights of our commercialization efforts in 2014:

Abakan  Introduced  Disruptive  PComP™  M  Coatings  for  the  Billion  Dollar  Metal  Processing  Equipment

Market

Aug 7, 2014

Abakan Accelerated Business Development in Mexico

Jun 10, 2014

Abakan’s CermaClad™ Awarded “Innovation of the Year” by NACE International

Mar 13, 2014

Abakan Inc.

Robert Miller, Chief Executive Officer

Phone: 786-206-5368

Email: robert.miller@abakaninc.com

www.abakaninc.com

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